Exhibit 99.2

October 16, 2018

Mr. J. Christopher Barry

Dear Chris:

The Board of Directors (the “Board”) of NuVasive, Inc. (the “Company”) is pleased to offer to you the position of Chief Executive Officer of the Company subject to the terms and conditions of this letter agreement and the accompanying agreements.

1. Title, Duties and Responsibilities. Your title will be Chief Executive Officer of the Company. In this capacity, you will be a full-time employee of the Company based in San Diego, California, report directly to the Board and have all of the duties and responsibilities attendant to the position of Chief Executive Officer as provided in the Company’s Restated Bylaws and such other duties and responsibilities as are reasonably assigned by the Board.

2. Commencement Date and Term. Your employment with the Company will commence on or about November 5, 2018 (the “Commencement Date”) and not be for any specific term and may be terminated by you or by the Company at any time, with or without cause and with or without notice. The at-will nature of your employment described in the forgoing sentence shall constitute the entire agreement between you and the Company concerning the duration of your employment and the circumstances under which either you or the Company may terminate your at-will employment relationship, subject to your right to severance as provided in this letter agreement and the other accompanying agreements.

3. Board Membership. The Board shall take such action as may be necessary to appoint or elect you as a member of the Board as of the Commencement Date. Thereafter, during your employment with the Company, the Board shall nominate you for re-election as a member of the Board. You agree that you will receive no additional compensation for such Board service, and that you will serve without additional compensation to the extent you serve as an officer or director of any of the Company’s subsidiaries.

4. Compensation and Benefits.

Base Salary. Your initial base salary will be $800,000 per year, less applicable taxes and other withholdings, which will be paid in accordance with Company’s normal payroll practices. Your base salary will be reviewed annually by the Board beginning in the fiscal year 2020. The base salary shall not be reduced, except in circumstances in which salary reductions are applied generally and uniformly to members of senior management of the Company.

Bonus. You will participate in the Company’s Annual Bonus plan beginning in 2019. For 2019, your target bonus opportunity is 125% of your base salary, and the maximum payout for that plan will be 250% of your base salary. The actual payout will be based on achievement of the plan-specified 2019 performance measures as established by the Board.

Long-term Incentive Awards. You will be eligible to receive long-term incentive awards as determined by the Board pursuant to its annual review of compensation of the Company’s Chief Executive Officer. It is currently the Board’s intent that you will receive a 2019 long-term incentive award with an aggregate grant value of $4,000,000.

Inducement Cash Award. As an additional incentive, you will be eligible to receive a cash award of $500,000 (“Cash Award”), less applicable taxes and withholding, to be paid in April 2019 through normal payroll practices.  You must be actively employed with NuVasive with satisfactory performance, have signed the Company’s Proprietary Information and Inventions Assignment and Restrictive Covenant Agreement (“PIIA”).  This Cash Award will be subject to the Benefits Repayment Obligation explained below.

Inducement Long-term Incentive Award. You will also be granted an inducement long-term incentive award with an aggregate grant value of $4,500,000 in the form of performance restricted stock units (“PRSUs”) and restricted stock units (“RSUs”).   The PRSUs will be granted with an economic grant date value of $2,500,000, with the target number of shares subject thereto determined by dividing such value by the Company’s closing stock price on the Commencement Date, and be subject to cliff vesting on the three-year anniversary of the Commencement Date, subject to continued service with the Company and compliance with the terms of the applicable grant agreement.  The RSUs will be granted with an economic grant date value of $2,000,000, with the number of shares subject thereto determined by dividing such value by the Company’s closing stock price on the Commencement Date and be subject to 50% vesting on each anniversary of the Commencement Date, subject to continued service with the Company and compliance with the terms of the applicable grant agreement.

Benefits. NuVasive provides an excellent benefits package. You will be eligible to apply for all standard benefits available to other full-time NuVasive Shareowners (employees), subject to NuVasive’s policies, the applicable plan documents and benefit plan provisions.  Additionally, you will be eligible for the executive benefits package that includes an annual executive physical and financial planning benefit. All compensation, benefits and employer policies and programs will be administered in accordance with the respective NuVasive policies, plans and procedures, which may include waiting periods and other eligibility requirements to participate. NuVasive reserves the right to change or eliminate these policies and programs at any time during the course of your employment, without notice.

Relocation. NuVasive will provide you with relocation assistance to assist in your move from Superior, Colorado to San Diego, California, which will be managed by the Company’s preferred vendor.  Information regarding relocation benefits can be found in the accompanying Relocation Benefits Summary.  The aggregate value of your relocation assistance benefit will be subject to the Benefits Repayment Obligation, which is explained below.

Benefits Repayment Obligation. The Relocation benefits and Inducement Cash Award shall be subject to the Benefits Repayment Obligation provided herein.  If within 24 months of the Commencement Date, you (a) voluntarily terminate your employment for any reason other than Good Reason or (b) are terminated by the Company for “Cause” you will be required to repay NuVasive pursuant to the following schedule.  Any repayment will be subject to the following repayment schedule and will be due in full immediately upon the effective date of the termination of your employment.

Benefits Repayment Obligation Schedule
Duration of Employment	Repayment Percentage
Within First 12 Months of Employment	100% of benefit received
Within Months 13 – 24 of Employment	50% of benefit received
After 24 Months of Employment	0% of benefit received

For purposes of the Benefits Repayment Obligation, the terms “Cause” and “Good Reason” shall have the same meaning as defined in the attached Change in Control Agreement (“CIC”).

5. Severance. You will be eligible for severance benefits as provided in the NuVasive, Inc. Amended and Restated Executive Severance Plan as in effect on the Commencement Date and without regard to any amendments or termination thereof.

6. Change in Control and Restrictive Covenants. You will be subject to the provisions of the accompanying CIC provided you execute that agreement and the accompanying PIIA.  As a further condition to entering into the CIC, you hereby agree that, in the event that your employment is terminated, you will be subject to the restrictive covenants as set forth in the attached PIIA, including the two year non-compete and non-solicitation provisions as set forth therein.

7. Compliance with Company Policies and Procedures.  As a Shareowner (employee) of the Company, you will be required to comply with all Company policies and procedures. You will also be subject to stock ownership guidelines, as determined from time-to-time by the Compensation Committee, which require that you, as the Company’s Chief Executive Officer, have holdings in Company stock equal to five times (5x) your base salary, with five (5) years allowed for you to achieve the guided holdings.

8. No Conflict. You represent and warrant that your entering into this letter agreement and your employment with the Company will not be in breach of any agreement with any current or former employer and that you are not subject to any other restrictions on solicitation of clients or customers or competing against another entity except general confidentiality requirements. You understand that the Company has relied on this representation in entering into this letter agreement.

9. Contractual Obligations. The Company is aware of your Employee Agreement with your former employer.  Should your former employer express an intention or take action to prohibit or delay you from immediately serving as NuVasive, Inc.’s CEO, the Company will engage in negotiations with your former employer and exert good faith reasonable efforts to resolve any such legal challenge.  For avoidance of doubt, the Company expects and trusts that you will fully honor your confidentiality obligations to your former employer, as we are sure you intend to do.

10. Choice of Law and Venue.  This Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware without regard to conflict of laws and all disputes arising under or relating to this Agreement shall be brought and resolved solely and exclusively in the state of Delaware.

Very truly yours,

NUVASIVE, INC.

By:	/s/ Dan Wolterman
Dan Wolterman, Chairman of the Compensation Committee of the Board of Directors

I have read this letter in its entirety, I have been represented by independent legal counsel in negotiating the terms of this letter agreement and other accompanying agreements and agree with and consent to the terms and conditions of employment set forth in this letter agreement.

/s/ J. Christopher Barry
J. Christopher Barry
Dated: October 16, 2018

Enclosures:

•	RSU and PRSU Grant Agreements
•	Change in Control Agreement

NUVASIVE, INC.

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

NuVasive, Inc. (the “Company”) has granted to the participant identified below (the “Participant”) an award (the “Award”) of the number of restricted stock units specified below in this Grant Notice (each, a “Restricted Stock Unit” or an “RSU”) pursuant to the 2014 Equity Incentive Plan of NuVasive, Inc. (the “Plan”), each of which represents the right to receive - on the Settlement Date provided in the Restricted Stock Unit Agreement attached hereto (together with this Notice of Grant, the “Agreement”) - one (1) share of Stock as set forth in, and subject to the terms and conditions of, this Agreement.  This Award is subject to all of the terms and conditions set forth in the Agreement and the Plan, each of which are incorporated herein by reference.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Plan or the Agreement, as appropriate, and, in the event of any inconsistency between the Plan and the Agreement, the terms of the Plan shall control.

Participant:	J. Christopher Barry
Participant ID:	_____________________________
Date of Grant:	November 5, 2018
Total Number of RSUs:	[*], subject to adjustment as provided by the Agreement.
Vesting Start Date:	November 5, 2018
Vesting Schedule:

Subject to the terms and conditions of the Agreement (including, without limitation, conditions requiring continued Service with the Company through the applicable date), the RSUs shall vest as follows:

50% of the RSUs shall vest on the first anniversary of the Vesting Start Date and 50% of the RSUs shall best on the second anniversary of the Vesting Start Date (each such date, a “Scheduled Vesting Date”).

By electronically accepting the Award according to the instructions in the Participant’s E*TRADE account (pursuant to which the Participant received this Notice of Grant), the Participant agrees that the Award is governed by this Notice of Grant and by the provisions of the Plan and the Agreement, both of which are made a part of this document.

The Participant acknowledges that copies of the Plan, the Agreement, and the prospectus for the Plan are available via the Participant’s E*TRADE account.

The Participant represents that the Participant has read and is familiar with the provisions of the Plan and the Agreement, and hereby accepts the Award subject to all of their terms and conditions.

_______________

*  Economic grant date value equal to $2,000,000; the number of RSUs shall be determined by dividing such value by the Company’s closing stock price on the Date of Grant.

NUVASIVE, INC.

RESTRICTED STOCK UNIT AGREEMENT

NuVasive, Inc. has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Unit Agreement is attached (together with the Grant Notice, this “Agreement”) an Award consisting of Restricted Stock Units (“RSUs”) subject to the terms and conditions set forth in this Agreement.  The Award has been granted pursuant to the terms and conditions of the 2014 Equity Incentive Plan of NuVasive, Inc. (the “Plan”), as amended from time-to-time, the provisions of which are incorporated herein by reference.  By electronically accepting the Award, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with, this Agreement, the Plan and the prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares of Stock issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of this Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee or its delegate (to the extent delegation is permitted under the Plan) in the event any questions arise (and/or interpretation may be required) regarding this Agreement or the Plan.

1.Definitions and Construction.

1.1Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

(a)“Dividend Equivalent Units” mean additional Restricted Stock Units as may be credited pursuant to Section 3.3 of this Agreement.

(b)“RSUs” mean the Restricted Stock Units originally granted pursuant to the Award and any Dividend Equivalent Units credited pursuant to the Award, as each may be adjusted from time-to-time pursuant to Section 4.4 (Adjustments for Changes in Capital Structure) or Section 4.5 (Assumption or Substitution of Awards) of the Plan.

1.2Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.Administration.

2.1Committee Actions.  All questions of interpretation concerning this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee or its delegate.  All such determinations by the Committee or its delegate shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award.

2.2Express Authority Required.  Only individuals expressly designated by the Committee shall have the authority to act on behalf of the Committee with respect to certain of the matters, rights, obligations, modifications, or elections allocated to the Company herein (or in the Plan).

3.The Award.

3.1Grant of RSUs.  On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the Total Number of RSUs set forth in the Grant Notice, subject to adjustment as provided in Section 4.4 (Adjustments for Changes in Capital Structure) or Section 4.5 (Assumption or Substitution of Awards) of the Plan.  Each RSU represents a conditional right to receive, subject and pursuant to the terms and conditions of the Plan and this Agreement, one (1) share of Stock.

3.2No Monetary Payment Required.  The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the RSUs or shares of Stock issued upon settlement of Vested RSUs (as defined in Section 4.1 of this Agreement), the consideration for which shall be the Participant rendering Service as provided in this Agreement to a Participating Company or for its benefit.

3.3Dividend Equivalent Units.  On the date that the Company pays a cash dividend to holders of Stock generally, if any, the Participant shall be credited with a number of additional whole Dividend Equivalent Units determined by dividing (a) the product of (i) the dollar amount of the cash dividend paid per share of Stock on such date, and (ii) the number of RSUs which have not been settled as of such date, by (b) the Fair Market Value per share of Stock on such date.  Any resulting fractional Dividend Equivalent Unit shall be rounded to the nearest whole number.  Any such additional Dividend Equivalent Units shall be subject to the same terms and conditions, and shall be settled or forfeited in the same manner and at the same time, as the RSUs with respect to which they have been credited.

4.Vesting; Forfeiture.

4.1Vesting of RSUs.  Provided that the Participant’s Service has not terminated prior to the applicable date, RSUs acquired pursuant to the Award shall become vested upon the earliest to occur of the following (such RSUs, when so vested, being referred to herein as “Vested RSUs”):

(a)the Scheduled Vesting Date (as provided in the Grant Notice);

(b)the Participant’s death;

(c)termination of the Participant’s Service due to Disability;

(d)immediately before any Change in Control in which the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be, elects not to assume or substitute for this Award; and

(e)termination of the Participant’s Service by the Company (or Company’s successor) without Cause (as defined below) after a Change in Control.

For purposes hereof, “Cause” shall mean the following: (A) the Participant’s repeated failure to satisfactorily perform the Participant’s job duties; (B) refusal or failure to follow the lawful directions of the Participant’s direct supervisor, the Company’s Chief Executive Officer or the Board, as applicable; (C) conviction of a crime involving moral turpitude; or (D) engaging in acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of the Participant with respect to the Participant’s obligations or otherwise relating to the business of the Company, its Affiliates or customers; except that if the Participant is a party to a Change in Control Agreement with the Company, the definition of “Cause” therein shall apply.  Notwithstanding the foregoing, following a Change in Control, any determination as to whether “Cause” exists under the terms of this Agreement shall be subject to de novo review by a court of competent jurisdiction.

4.2Leaves of Absence.

(a)Unless otherwise required by applicable law, the RSUs will cease vesting during a leave of absence.  If, however, Participant takes an approved medical, FMLA (or other statutorily protected leave), or military leave (each, an “Approved Leave”) and returns from such leave for at least thirty calendar days, then (i) Participant shall be treated as if the period of such Approved Leave had been a period of continuous Service with the Company or Affiliate, and (ii) such number of RSUs as would have vested pursuant to the vesting schedule set forth in the Grant Notice during such Approved Leave and the foregoing thirty calendar day-period shall be considered vested as of the end of such thirty calendar day-period (which shall be considered the Scheduled Vesting Date), and such Vested RSUs shall be settled in accordance with Section 5 of this Agreement.

(b)In the event the Participant takes a leave of absence other than an Approved Leave, the vesting of RSUs will be tolled during the period of such leave.  Upon return from such leave of absence, the RSUs shall again commence vesting but the period of such leave shall be respectively added to the vesting schedule set forth in the Grant Notice.

(c)In the event of Participant’s termination of Service during any leave of absence, then the RSUs shall expire in accordance with the provisions set forth in Section 4.4 below.

4.3Vesting of Dividend Equivalents Units.  Any Dividend Equivalent Units shall become vested (and also constitute “Vested RSUs”) at the same time as the RSUs with respect to which they have been credited.

4.4Forfeiture of RSUs That Are Not Vested RSUs Upon Termination of Service.  Except as otherwise provided in Section 4.1 above, any RSUs that are not Vested RSUs (“Unvested RSUs”) will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company upon Participant’s termination of Service.

5.Settlement of Vested RSUs.

5.1Distribution of Shares in Settlement of Vested RSUs.

Subject to the terms and conditions of the Plan and this Agreement, shares of Stock shall be distributed to Participant (or Participant’s estate in the event of death) with respect to Participant’s Vested RSUs within thirty days following the Scheduled Vesting Date for such RSUs, except as otherwise provided in Section 6.3 or Section 9.1 of this Agreement (the “Settlement Date”).

(a)All distributions of shares of Stock with respect to Participant’s Vested RSUs shall be made by the Company in the form of whole shares.  In lieu of any fractional share of Stock, the Company shall make a cash payment to Participant equal to the Fair Market Value of such fractional share on the date the RSUs are settled as provided herein.  The Company shall not be required to issue fractional shares of Stock upon the settlement of Vested RSUs.

(b)Shares of Stock issued in settlement of Vested RSUs shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 5.3 of this Agreement or the Company’s Insider Trading Policy.

5.2Certificate Registration.  The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares of Stock acquired by the Participant pursuant to the settlement of Vested RSUs with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice.  Except as provided by the foregoing, a certificate for the shares of Stock acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the name of the Participant’s estate.

5.3Restrictions on Grant of the Award and Issuance of Shares.  The grant of the Award and issuance of shares of Stock upon settlement of Vested RSUs shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares of Stock subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained.  As a condition to the settlement of Vested RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

6.Tax Withholding.

6.1In General.  By electronically accepting the Award (as provided in the Grant Notice), the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, including withholding of shares of Stock otherwise issuable to the Participant in settlement of Vested RSUs, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company, if any, which arise in connection with the Award, the vesting of RSUs or the issuance of shares of Stock in settlement of Vested RSUs.  The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company have been satisfied by the Participant.

6.2Withholding in Shares.  The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of Vested RSUs a number of whole shares of Stock having a Fair Market Value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates (and subsequently making a payment of Company cash equal to the amount of any such tax obligation to the respective tax authorities).

6.3Assignment of Sale Proceeds.  Subject to compliance with applicable law and the Company’s Insider Trading Policy, if permitted by the Company, the Participant may satisfy the Participating Company’s tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares of Stock being acquired upon settlement of Vested RSUs.  If the Settlement Date would occur on a date on which a sale of the shares of Stock by the Participant would violate the Insider Trading Policy of the Company, the Settlement Date for such Vested RSUs shall be deferred until the earlier of (a) the next day on which the sale of shares by the Participant would not violate the Insider Trading Policy, or (b) the 15th day of the third calendar month following calendar year of the Settlement Date.

7.Rights as a Stockholder, Director, Employee or Consultant.

The Participant shall have no rights as a stockholder with respect to any shares of Stock which may be issued in settlement of Vested RSUs until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 3.3 of this Agreement and Section 4.4 of the Plan (Adjustments for Changes in Capital Structure).  If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term.  Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

8.Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Stock issued pursuant to this Agreement.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Stock acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

9.Compliance with Section 409A.

It is intended that the settlement of Vested RSUs as set forth in this Agreement qualify for exemption from, or comply with, the requirements of Section 409A, and any ambiguities herein will be interpreted to so qualify or comply.  Notwithstanding the foregoing, if it is determined that the RSUs fail to satisfy the requirements of the “short-term deferral” exemption and are otherwise Section 409A Deferred Compensation, it is intended that any payment or benefit which is made or provided pursuant to or in connection with this Award shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non‑compliance.  In connection with effecting such compliance with Section 409A, the following shall apply:

9.1Separation from Service; Required Delay in Payment to Specified Employee.  Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations.  Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service.  All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

9.2Other Changes in Time of Payment.  Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.

9.3Amendments to Comply with Section 409A; Indemnification.  Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant.  The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.

9.4Advice of Independent Tax Advisor.  The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award.  The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

10.Miscellaneous Provisions.

10.1Termination or Amendment.  The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A.  No amendment or addition to this Agreement shall be effective unless in writing.

10.2Nontransferability of the Award.  Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any RSUs subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

10.3Repayment/Forfeiture.  By accepting this Award, the Participant specifically agrees that any and all payments or benefits the Participant or any other person may be entitled to receive under or as a result of this Award shall be immediately forfeited, and that the aggregate amount of any payments or benefits the Participant or any other person has received under or as a result of this Award (determined without regard to any taxes or other amounts withheld from such payments or benefits), shall be repaid to the Company within 30 days following written notice from the Company (or such shorter period as may be required by applicable law), (1) as the Company in its discretion determines may be required to comply with any applicable listing standards of a national securities exchange adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder or similar rules under the laws of any other jurisdiction, (2) to the extent provided pursuant to the Company’s Incentive Compensation Recoupment Policy, and (3) in the event the Committee or its delegate determines that the Participant has engaged in Prohibited Conduct (as defined below) at any time during the Recoupment Period (as defined below).  For purposes of this Section 10.3,

(a)“Prohibited Conduct” means (1) violation of the Company’s Code of Ethical Business Conduct, Insider Trading Policy, or any Proprietary Information, Inventions Agreement, Non-Compete Agreement (or similar agreement) signed by the Participant; (2) unethical behavior (such as, without limitation, fraud, dishonesty, or misrepresentation of product benefits); (3) engaging in Competition; (4) disclosing or using in any capacity other than as necessary in the performance of duties assigned by the Company or its Affiliates any confidential information, trade secrets or other business sensitive information or material concerning the Company or its Affiliates, customers, suppliers or partners; (5) directly or indirectly employing, contacting concerning employment, or participating in any way in the recruitment for employment of (whether as an employee, officer, director, agent, consultant or independent contractor), any person who was or is an employee, representative, officer or director of the Company or any of its Affiliates at any time within the 12 months prior to termination of Participant’s employment; (6) any action or statement by Participant and/or his or her representatives that either does or could reasonably be expected to disparage the Company, its Affiliates, or their officers, employees, or directors, or undermines, diminishes or otherwise damages the relationship between the Company or any of its Affiliates and any of their respective customers, potential customers, vendors and/or suppliers that were known to Participant; or (7) breach of any provision of any employment or severance agreement with the Company or any Affiliate.  Any determination of Prohibited Conduct shall be made by the Committee or its delegate in its sole discretion and shall be binding on all parties.  Notwithstanding anything contained herein to the contrary, Prohibited Conduct shall not include communication by Participant with any government agency, commission or regulator or participation by Participant in any investigation or proceeding that may be conducted by any government agency, commission or regulator, but only to the extent that such communication is required or permitted by law.

(b) “Competition” means, either during Participant’s employment with the Company or any of its Affiliates, or within 12 months following termination of such employment, accepting employment with, or serving as a consultant or advisor or in any other capacity to a competitor of the Company, including but not limited to the DePuy Synthes division of Johnson & Johnson, Stryker Corporation, Globus Medical, Inc., Medtronic, Inc., K2M Holdings, Inc., Zimmer Biomet Holdings, Inc., Alphatec Holdings, Inc. or any subsidiary or Affiliate of the foregoing (a “Competitor”), including, but not limited to, employment or another business relationship with any Competitor if Participant has been introduced to trade secrets, confidential information or business sensitive information during Participant’s employment with the Company or any of its Affiliates and such information would aid the Competitor because the threat of disclosure of such information is so great that it must be assumed that such disclosure would occur.

(c)“Recoupment Period” means the period beginning on the Date of Grant and ending on the date that is 12 months after the date on which the Participant or any other person received any payment or benefit pursuant to this Award, provided, however, that if the Prohibited Conduct resulted in the Participant or any other person receiving any payment or benefit pursuant to this Award in excess of the payment or benefit that would have been received absent such Prohibited Conduct, the Recoupment Period shall end on the date that is 36 months after the date on which such payment or benefit was received.

10.4Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

10.5Binding Effect.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.  If all or any part of any section or clause of this Agreement is determined to be invalid or unenforceable in any respect or to any degree, that section or clause shall be interpreted and enforced to the maximum extent allowed by law and shall not invalidate or impact any other sections and/or clauses that remain.

10.6Delivery of Documents and Notices.  Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)Description of Electronic Delivery.  The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically.  In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)Consent to Electronic Delivery.  The Participant acknowledges that the Participant has read Section 10.6(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 10.6(a).  The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing.  The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.  The Participant may revoke his or her consent to the electronic delivery of documents described in Section 10.6(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 10.6(a), but has nevertheless knowingly and voluntarily chosen to do so by electronically accepting the Award (as provided in the Grant Notice).

10.7Integrated Agreement.  This Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter.  To the extent contemplated herein or therein, the provisions of this Agreement and the Plan shall survive any settlement of Vested RSUs and shall remain in full force and effect.

10.8Applicable Law.  This Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

10.9Addendum.  Notwithstanding any provisions of this Agreement to the contrary, the Award shall be subject to any special terms and conditions for the Participant’s country of residence (and country of employment, if different) set forth in an addendum to this Agreement (an “Addendum”).  Further, if the Participant transfers his or her residence and/or employment to another country reflected in an Addendum to this Agreement at the time of transfer, the special terms and conditions for such country will apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Award and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer).  In all circumstances, any applicable Addendum shall constitute part of this Agreement.

NUVASIVE, INC.

NOTICE OF GRANT OF PERFORMANCE RESTRICTED STOCK UNITS

NuVasive, Inc. (the “Company”) has granted to the participant identified below (the “Participant”) an award (the “Award”) of the number of performance restricted stock units specified below in this Grant Notice (each, a “Performance Restricted Stock Unit” or “PRSU”) pursuant to the 2014 Equity Incentive Plan of NuVasive, Inc. (the “Plan”).  This Award is subject to all of the terms and conditions set forth in the Performance Restricted Stock Unit Agreement attached hereto (together with this Notice of Grant, the “Agreement”) and the Plan, each of which is incorporated herein by reference.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Plan or the Agreement, as appropriate, and, in the event of any inconsistency between the Plan and the Agreement, the terms of the Plan shall control.

Participant:	J. Christopher Barry
Participant ID:	_____________________________
Date of Grant:	November 5, 2018
Number of PRSUs:	[*], subject to adjustment as provided by the Agreement.
Vesting Date:

Subject to the terms and conditions of the Agreement (including, without limitation, conditions requiring continued Service with the Company through the applicable date), this Award vests on November 5, 2021 (the “Scheduled Vesting Date”).

By electronically accepting the Award according to the instructions in the Participant’s E*TRADE account (pursuant to which the Participant received this Notice of Grant), the Participant agrees that the Award is governed by this Notice of Grant and by the provisions of the Plan and the Agreement, both of which are made a part of this document.

The Participant acknowledges that copies of the Plan, the Agreement, and the prospectus for the Plan are available via the Participant’s E*TRADE account.

The Participant represents that the Participant has read and is familiar with the provisions of the Plan and the Agreement, and hereby accepts the Award subject to all of their terms and conditions.

_______________

*  Economic grant date value equal to $2,500,000; the number of PRSUs shall be determined by dividing such value by the Company’s closing stock price on the Date of Grant.

NUVASIVE, INC.

PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

NuVasive, Inc. has granted to the Participant named in the Notice of Grant of Performance Restricted Stock Units (the “Grant Notice”) to which this Performance Restricted Stock Unit Agreement is attached (together, the Performance Restricted Stock Unit Agreement and the Grant Notice being referred to collectively herein as this “Agreement”) an Award consisting of Performance Restricted Stock Units (“PRSUs”) subject to the terms and conditions set forth in this Agreement.  The Award has been granted pursuant to the terms and conditions of the 2014 Equity Incentive Plan of NuVasive, Inc. (the “Plan”), as amended from time-to-time, the provisions of which are incorporated herein by reference.  By electronically accepting the Award, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with, this Agreement, the Plan and the prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares of Stock issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of this Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee or its delegate (to the extent delegation is permitted under the Plan) in the event any questions arise (and/or interpretation may be required) regarding this Agreement or the Plan.

1.Definitions and Construction.

1.1Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

(a) “Annualized Non-GAAP EPS” for a particular year means the Company’s aggregate non-GAAP earnings per share for the 12-month period ended on September 30 of such year, calculated by adding the Company’s non-GAAP earnings per share for each of the quarterly periods ended on December 31 (of the prior year) and March 31, June 30, and September 30 (of such year), as such amounts are publicly reported by the Company in its earnings press releases for such quarterly periods, and consistent with the Company’s non-GAAP policy.

(b)“Non-GAAP EPS Improvement” means the amount of improvement, measured on a percentage basis, in the Company’s Annualized Non-GAAP EPS for the 12-month period ended September 30 of a particular year, as compared to the Company’s Annualized Non-GAAP EPS for the 12-month period ended September 30 of the prior year.

(c)“Non-GAAP EPS Performance Multiplier” means the percentage calculated based on the respective Non-GAAP EPS Improvement set forth in the table below:

Non-GAAP EPS Improvement	Non-GAAP EPS Performance Multiplier
Below 0%	0%
0%	40%
1.0%	48%
2.0%	56%
3.0%	64%
4.0%	72%
5.0%	80%
6.0%	84%
7.0%	88%
8.0%	92%
9.0%	96%
10.0% or greater	100%

If the Company achieves a Non-GAAP EPS Improvement that falls between two of the foregoing levels between 0% and 10%, the Non-GAAP EPS Performance Multiplier will be determined by linear interpolation between such levels.

When calculating Non-GAAP EPS Improvement relative to two completed fiscal periods, the Committee shall have the authority to make appropriate adjustments to Annualized Non-GAAP EPS to account for changes in tax legislation, accounting standards and adopted changes in accounting principles issued by the accounting bodies.  In each case, the Non-GAAP EPS Improvement shall be rounded up to the nearest one hundredth of a percent and the Non-GAAP EPS Performance Multiplier shall be rounded up to the nearest tenth of a percent.

1.2Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.Administration.

2.1Committee Actions.  The Committee shall be responsible for determining and certifying whether the performance conditions associated with the Award have been achieved; provided, however, that in the event of a Change in Control, the Committee shall make such determination and certification no later than the date immediately preceding the date of the Change in Control.  All questions of interpretation concerning this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee or its delegate.  All such determinations by the Committee or its delegate shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award.

2.2Express Authority Required.  Only individuals expressly designated by the Committee shall have the authority to act on behalf of the Committee with respect to certain of the matters, rights, obligations, modifications, or elections allocated to the Company herein (or in the Plan).

3.The Award; Payment.

3.1Grant of PRSUs.  On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the Number of PRSUs set forth in the Grant Notice, subject to (a) determination as set forth in Section 3.2, Section 3.3 or Section 3.4 of this Agreement, as applicable, and (b) adjustment as provided in Section 4.4 of the Plan (Adjustments for Changes in Capital Structure) or Section 4.5 of the Plan (Assumption or Substitution of Awards).

3.2Amount of Payment.  Subject to satisfaction of the vesting requirements of Section 4 of this Agreement, and except as otherwise specified in Section 3.3 or Section 3.4 below, the number of shares of Stock that shall be issued in settlement of this Award on the date specified in Section 5.1 of this Agreement, shall be equal to the Aggregate PRSU Payout, calculated as follows:

(a)2019 EPS Performance Component.  Following the completion of the preparation of the Company’s quarterly financial statements for the quarter ended September 30, 2019, the Company will compare the Annualized Non-GAAP EPS for the 12-month period ended September 30, 2019 with the Company’s Annualized Non-GAAP EPS for the 12-month period ended September 30, 2018 to determine the Non-GAAP EPS Improvement for 2019.  The 2019 EPS performance component will be equal to the Number of PRSUs set forth in the Grant Notice multiplied by the Non-GAAP EPS Performance Multiplier associated with such Non-GAAP EPS Improvement for 2019, and further multiplied by a weighting of 33.33%, rounding up to the nearest whole share of Stock (the “2019 Component”).  If such Non-GAAP EPS Performance Multiplier is zero, the 2019 Component shall be zero.

(b)2020 EPS Performance Component.  Following the completion of the preparation of the Company’s quarterly financial statements for the quarter ended September 30, 2020, the Company will compare the Annualized Non-GAAP EPS for the 12-month period ended September 30, 2020 with the Company’s Annualized Non-GAAP EPS for the 12-month period ended September 30, 2019 to determine the Non-GAAP EPS Improvement for 2020.  The 2020 EPS performance component will be equal to the Number of PRSUs set forth in the Grant Notice multiplied by the Non-GAAP EPS Performance Multiplier associated with such Non-GAAP EPS Improvement for 2020, and further multiplied by a weighting of 33.33%, rounding up to the nearest whole share of Stock (the “2020 Component”).  If such Non-GAAP EPS Performance Multiplier is zero, the 2020 Component shall be zero.

(c)2021 EPS Performance Component.  Following the completion of the preparation of the Company’s quarterly financial statements for the quarter ended September 30, 2021, the Company will compare the Annualized Non-GAAP EPS for the 12-month period ended September 30, 2021 with the Company’s Annualized Non-GAAP EPS for the 12-month period ended September 30, 2020 to determine the Non-GAAP EPS Improvement for 2021.  The 2021 EPS performance component will be equal to the Number of PRSUs set forth in the Grant Notice multiplied by the Non-GAAP EPS Performance Multiplier associated with such Non-GAAP EPS Improvement for 2021, and further multiplied by a weighting of 33.33%, rounding up to the nearest whole share of Stock (the “2021 Component”).  If such Non-GAAP EPS Performance Multiplier is zero, the 2021 Component shall be zero.

For purposes hereof, the “Aggregate PRSU Payout” shall mean the sum of the 2019 Component, the 2020 Component and the 2021 Component; provided that, in no event shall the Aggregate PRSU Payout exceed 100% of the Number of PRSUs set forth in the Grant Notice.

3.3Death or Disability.  Notwithstanding any other provision of this Section 3 to the contrary, upon the Participant’s death or termination of Service due to Disability, the number of shares of Stock that shall be issued in settlement of this Award shall be the Number of PRSUs (as set forth in the Grant Notice), without regard to the Non-GAAP EPS Performance Multiplier.

3.4Change in Control.  Notwithstanding any other provision of this Section 3 to the contrary, in the event of a Change in Control, the number of shares of Stock that shall be issued in settlement of this Award shall be the Number of PRSUs (as set forth in the Grant Notice) without regard to the Non-GAAP EPS Performance Multiplier.  In the event of a Change in Control, this Award shall continue to vest subject to the terms and conditions of this Agreement, with respect to the number of shares of Stock determined pursuant to this Section 3.4.  If the Participant’s Service by the Company (or Company’s successor) is terminated without Cause (as defined in Section 4.1 below) after a Change in Control, then this Award shall become vested upon such termination.

3.5No Monetary Payment Required.  The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the PRSUs or any shares of Stock issued upon settlement of Vested PRSUs (as defined in Section 4.1 of this Agreement), the consideration for which shall be the Participant rendering Service as provided in this Agreement to a Participating Company or for its benefit.

3.6Dividend Equivalent Units.  On the date that the Company pays a cash dividend to holders of Stock generally, if any, the Participant shall be credited with a number of additional whole Dividend Equivalent Units determined by dividing (a) the product of (i) the dollar amount of the cash dividend paid per share of Stock on such date, and (ii) the number of PRSUs which have not been settled as of such date, by (b) the Fair Market Value per share of Stock on such date.  Any resulting fractional Dividend Equivalent Unit shall be rounded to the nearest whole number.  Any such additional Dividend Equivalent Units shall be added to the Number of PRSUs specified in the Grant Notice and shall be subject to the same terms and conditions, and shall be settled or forfeited in the same manner and at the same time, as the PRSUs with respect to which they have been credited.

4.Vesting; Forfeiture.

4.1Vesting of PRSUs.  Provided that the Participant’s Service has not terminated prior to the applicable date, any PRSUs subject to this Award shall become vested upon the earliest date to occur of the following (the “Vesting Date”) (such PRSUs, when so vested, being referred to herein as “Vested PRSUs”):

(a)the Scheduled Vesting Date (as provided in the Grant Notice);

(b)the Participant’s death;

(c)termination of the Participant’s Service due to Disability;

(d)immediately before any Change in Control in which the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be, elects not to assume or substitute for this Award; and

(e)termination of the Participant’s Service by the Company (or Company’s successor) without Cause (as defined below) after a Change in Control.

For purposes hereof, “Cause” shall mean the following: (A) the Participant’s repeated failure to satisfactorily perform the Participant’s job duties; (B) refusal or failure to follow the lawful directions of the Participant’s direct supervisor, the Company’s Chief Executive Officer or the Board, as applicable; (C) conviction of a crime involving moral turpitude; or (D) engaging in acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of the Participant with respect to the Participant’s obligations or otherwise relating to the business of the Company, its Affiliates or customers; except that if the Participant is a party to a Change in Control Agreement with the Company, the definition of “Cause” therein shall apply.  Notwithstanding the foregoing, following a Change in Control, any determination as to whether “Cause” exists under the terms of this Agreement shall be subject to de novo review by a court of competent jurisdiction.

4.2Leaves of Absence.

(a)If Participant takes an approved medical, FMLA (or other statutorily protected leave), or military leave (each, an “Approved Leave”) and returns from such leave for at least thirty calendar days, then Participant shall be treated as if the period of such Approved Leave had been a period of continuous Service with the Company or Affiliate, and such Vested PRSUs shall be settled in accordance with Section 5 of this Agreement.

(b)In the event the Participant takes a leave of absence other than an Approved Leave, any shares of Stock that are determined to be payable pursuant to Section 3 above shall be prorated by multiplying the Vested PRSUs by a fraction, the numerator of which is the number of whole months during the period commencing on November 5, 2018, and ending on the earlier of the date of a Change in Control or November 5, 2021, as applicable (the “Vesting Period”), that Participant had been in continuous Service with the Company or an Affiliate, and the denominator of which is the number of months the Vesting Period spans, rounding up to the nearest whole number.

(c)In the event of Participant’s termination of Service during any leave of absence, then the PRSUs shall expire in accordance with the provisions set forth in Section 4.4 below.

4.3Vesting of Dividend Equivalent Units.  Any Dividend Equivalent Units shall become vested (and also constitute Vested PRSUs) at the same time as the PRSUs with respect to which they have been credited.

4.4Forfeiture of PRSUs That Are Not Vested PRSUs Upon Termination of Service.  Except as otherwise provided in Section 4.1 above, any PRSUs that are not Vested PRSUs will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company upon Participant’s termination of Service.

5.Settlement of Vested PRSUs.

5.1Distribution of Shares in Settlement of Vested PRSUs.

(a)Subject to the terms and conditions of the Plan and this Agreement, any shares of Stock that are determined to be payable pursuant to Section 3 above shall be distributed to Participant (or Participant’s estate in the event of death) with respect to Participant’s Vested PRSUs within 30 days following the Vesting Date for such PRSUs, except as otherwise provided in Section 6.3 or Section 9.1 of this Agreement (the “Settlement Date”).

(b)All distributions of shares of Stock with respect to Participant’s Vested PRSUs shall be made by the Company in the form of whole shares.  In lieu of any fractional share of Stock, the Company shall make a cash payment to Participant equal to the Fair Market Value of such fractional share on the date the PRSUs are settled as provided herein.  The Company shall not be required to issue fractional shares of Stock upon the settlement of Vested PRSUs.

(c)Shares of Stock issued in settlement of Vested PRSUs shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 5.3 of this Agreement or the Company’s Insider Trading Policy.

5.2Certificate Registration.  The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares of Stock acquired by the Participant pursuant to the settlement of Vested PRSUs with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice.  Except as provided by the foregoing, a certificate for the shares of Stock acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the name of the Participant’s estate.

5.3Restrictions on Grant of the Award and Issuance of Shares.  The grant of the Award and issuance of shares of Stock upon settlement of Vested PRSUs shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares of Stock subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained.  As a condition to the settlement of Vested PRSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

6.Tax Withholding.

6.1In General.  By electronically accepting the Award (as provided in the Grant Notice), the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, including withholding of shares of Stock otherwise issuable to the Participant in settlement of Vested PRSUs, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company, if any, which arise in connection with the Award, the vesting of PRSUs or the issuance of shares of Stock in settlement of Vested PRSUs.  The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company have been satisfied by the Participant.

6.2Withholding in Shares.  The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of Vested PRSUs a number of whole shares of Stock having a Fair Market Value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates (and subsequently making a payment of Company cash equal to the amount of any such tax obligation to the respective tax authorities).

6.3Assignment of Sale Proceeds.  Subject to compliance with applicable law and the Company’s Insider Trading Policy, if permitted by the Company, the Participant may satisfy the Participating Company’s tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares of Stock being acquired upon settlement of Vested PRSUs.  If the Settlement Date would occur on a date on which a sale of the shares of Stock by the Participant would violate the Insider Trading Policy of the Company, the Settlement Date for such Vested PRSUs shall be deferred until the earlier of (a) the next day on which the sale of shares by the Participant would not violate the Insider Trading Policy, or (b) the 15th day of the third calendar month following calendar year of the Settlement Date.

7.Rights as a Stockholder, Director, Employee or Consultant.

The Participant shall have no rights as a stockholder with respect to any shares of Stock which may be issued in settlement of Vested PRSUs until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 3.6 of this Agreement and Section 4.4 of the Plan (Adjustments for Changes in Capital Structure).  If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term.  Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

8.Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Stock issued pursuant to this Agreement.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Stock acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

9.Compliance with Section 409A.

It is intended that the settlement of Vested PRSUs as set forth in this Agreement qualify for exemption from, or comply with, the requirements of Section 409A, and any ambiguities herein will be interpreted to so qualify or comply.  Notwithstanding the foregoing, if it is determined that the PRSUs fail to satisfy the requirements of the “short-term deferral” exemption and are otherwise Section 409A Deferred Compensation, it is intended that any payment or benefit which is made or provided pursuant to or in connection with this Award shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non‑compliance.  In connection with effecting such compliance with Section 409A, the following shall apply:

9.1Separation from Service; Required Delay in Payment to Specified Employee.  Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations.  Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service.  All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

9.2Other Changes in Time of Payment.  Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.

9.3Amendments to Comply with Section 409A; Indemnification.  Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant.  The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.

9.4Advice of Independent Tax Advisor.  The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award.  The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

10.Miscellaneous Provisions.

10.1Termination or Amendment.  The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A.  No amendment or addition to this Agreement shall be effective unless in writing.

10.2Nontransferability of the Award.  Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any PRSUs subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

10.3Repayment/Forfeiture.  By accepting this Award, the Participant specifically agrees that any and all payments or benefits the Participant or any other person may be entitled to receive under or as a result of this Award shall be immediately forfeited, and that the aggregate amount of any payments or benefits the Participant or any other person has received under or as a result of this Award (determined without regard to any taxes or other amounts withheld from such payments or benefits), shall be repaid to the Company within 30 days following written notice from the Company (or such shorter period as may be required by applicable law), (1) as the Company in its discretion determines may be required to comply with any applicable listing standards of a national securities exchange adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder or similar rules under the laws of any other jurisdiction, (2) to the extent provided pursuant to the Company’s Incentive Compensation Recoupment Policy, and (3) in the event the Committee or its delegate determines that the Participant has engaged in Prohibited Conduct (as defined below) at any time during the Recoupment Period (as defined below).  For purposes of this Section 10.3,

(d)“Prohibited Conduct” means (1) violation of the Company’s Code of Ethical Business Conduct, Insider Trading Policy, or any Proprietary Information, Inventions Agreement, Non-Compete Agreement (or similar agreement) signed by the Participant; (2) unethical behavior (such as, without limitation, fraud, dishonesty, or misrepresentation of product benefits); (3) engaging in Competition; (4) disclosing or using in any capacity other than as necessary in the performance of duties assigned by the Company or its Affiliates any confidential information, trade secrets or other business sensitive information or material concerning the Company or its Affiliates, customers, suppliers or partners; (5) directly or indirectly employing, contacting concerning employment, or participating in any way in the recruitment for employment of (whether as an employee, officer, director, agent, consultant or independent contractor), any person who was or is an employee, representative, officer or director of the Company or any of its Affiliates at any time within the 12 months prior to termination of Participant’s employment; (6) any action or statement by Participant and/or his or her representatives that either does or could reasonably be expected to disparage the Company, its Affiliates, or their officers, employees, or directors, or undermines, diminishes or otherwise damages the relationship between the Company or any of its Affiliates and any of their respective customers, potential customers, vendors and/or suppliers that were known to Participant; or (7) breach of any provision of any employment or severance agreement with the Company or any Affiliate.  Any determination of Prohibited Conduct shall be made by the Committee or its delegate in its sole discretion and shall be binding on all parties.  Notwithstanding anything contained herein to the contrary, Prohibited Conduct shall not include communication by Participant with any government agency, commission or regulator or participation by Participant in any investigation or proceeding that may be conducted by any government agency, commission or regulator, but only to the extent that such communication is required or permitted by law.

(e)“Competition” means, either during Participant’s employment with the Company or any of its Affiliates, or within 12 months following termination of such employment, accepting employment with, or serving as a consultant or advisor or in any other capacity to a competitor of the Company, including but not limited to the DePuy Synthes division of Johnson & Johnson, Stryker Corporation, Globus Medical, Inc., Medtronic, Inc., K2M Holdings, Inc., Zimmer Biomet Holdings, Inc., Alphatec Holdings, Inc., Titan Spine, LLC.  or any subsidiary or Affiliate of the foregoing (a “Competitor”), including, but not limited to, employment or another business relationship with any Competitor if Participant has been introduced to trade secrets, confidential information or business sensitive information during Participant’s employment with the Company or any of its Affiliates and such information would aid the Competitor because the threat of disclosure of such information is so great that it must be assumed that such disclosure would occur.

(f)“Recoupment Period” means the period beginning on the Date of Grant and ending on the date that is 12 months after the date on which the Participant or any other person received any payment or benefit pursuant to this Award, provided, however, that if the Prohibited Conduct resulted in the Participant or any other person receiving any payment or benefit pursuant to this Award in excess of the payment or benefit that would have been received absent such Prohibited Conduct, the Recoupment Period shall end on the date that is 36 months after the date on which such payment or benefit was received.

10.4Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

10.5Binding Effect.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.  If all or any part of any section or clause of this Agreement is determined to be invalid or unenforceable in any respect or to any degree, that section or clause shall be interpreted and enforced to the maximum extent allowed by law and shall not invalidate or impact any other sections and/or clauses that remain.

10.6Delivery of Documents and Notices.  Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)Description of Electronic Delivery.  The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically.  In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)Consent to Electronic Delivery.  The Participant acknowledges that the Participant has read Section 10.6(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 10.6(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing.  The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.  The Participant may revoke his or her consent to the electronic delivery of documents described in Section 10.6(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 10.6(a) but has nevertheless knowingly and voluntarily chosen to do so by electronically accepting the Award (as provided in the Grant Notice).

10.7Integrated Agreement.  This Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter.  To the extent contemplated herein or therein, the provisions of this Agreement and the Plan shall survive any settlement of Vested PRSUs and shall remain in full force and effect.

10.8Applicable Law.  This Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

10.9Terms and Conditions Subject to Change in the Event the Participant Transfers Outside of the United States.  Should the Participant transfer his or her residence and/or employment with the Company to another country, the Company, in its sole discretion, shall determine whether application of certain additional and/or supplemental terms and conditions is necessary or advisable in order to comply with respective laws, rules and regulations or to facilitate the operation and administration of the Award and the Plan.  In all circumstances, the Company will provide the Participant with its ordinary-course terms and conditions for such country(ies) in the form of an amendment and/or addendum, which shall thereafter be part of this Agreement.